                                                                Exhibit 99(a)(i)

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 11-K

                         ------------------------------

               [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

                   For the Fiscal Year Ended December 29, 2002

                                       OR

             [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

Commission File Number  1-3215

                         ------------------------------

                                JOHNSON & JOHNSON
                                  SAVINGS PLAN

                            (Full title of the Plan)

                                JOHNSON & JOHNSON
                           ONE JOHNSON & JOHNSON PLAZA
                         NEW BRUNSWICK, NEW JERSEY 08933

           (Name of issuer of the securities held pursuant to the Plan and the address of its principal executive office)

Item 4. Financial Statements and Exhibits

         Report of Independent Accountants

         Financial Statements:

                  Statements of Net Assets Available for Benefits
                  As of December 31, 2002 and 2001

                  Statement of Changes in Net Assets Available for Benefits for the Year Ended December 31, 2002

                  Notes to Financial Statements

         Supplemental Schedule*:

                  Schedule H, line 4i - Schedule of Assets (Held at End of Year) as of December 31, 2002

*Other schedules required by Section 2520.103.10 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under ERISA have been omitted because they are not applicable.

Consent of PricewaterhouseCoopers LLP, dated June 24, 2003

Certification of Plan Administrator Pursuant to Section 906 of the Sarbanes-Oxley Act, dated June 26, 2003.

The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        JOHNSON & JOHNSON SAVINGS PLAN

                                        By:     /s/ R. J. Darretta
                                            ------------------------------------
                                            R. J. Darretta
                                            Chairman, Pension Committee

June 26, 2003

                         JOHNSON & JOHNSON SAVINGS PLAN

                            FINANCIAL STATEMENTS AND
                              SUPPLEMENTAL SCHEDULE

                        AS OF DECEMBER 31, 2002 AND 2001
                             AND FOR THE YEAR ENDED
                                DECEMBER 31, 2002

JOHNSON & JOHNSON
SAVINGS PLAN

INDEX TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULE
AS OF DECEMBER 31, 2002 AND 2001 AND FOR THE YEAR ENDED DECEMBER 31, 2002

                                                                               PAGE(S)
Report of Independent Accountants                                                 1

Financial Statements:

   Statements of Net Assets Available for Benefits
   As of December 31, 2002 and 2001                                               2

   Statement of Changes in Net Assets Available for
   Benefits for the Year Ended December 31, 2002                                  3

   Notes to Financial Statements                                                4 - 14

Supplemental Schedule*:

   Schedule H, line 4i - Schedule of Assets (Held at
   End of Year) as of December 31, 2002                                           15

Consent of PricewaterhouseCoopers LLP, dated June 24, 2003                        16

Certification of Plan Administrator Pursuant to
Section 906 of the Sarbanes-Oxley Act, dated June 26, 2003                        17

* Other schedules required by Section 2520.103.10 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under ERISA have been omitted because they are not applicable.

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Participants, the Pension Committee and the Compensation & Benefits Committee of the Johnson & Johnson Savings Plan:

In our opinion, the accompanying statements of net assets available for benefits and the related statement of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Johnson & Johnson Savings Plan (the "Plan") as of December 31, 2002 and 2001, and the changes in net assets available for benefits for the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental Schedule H, line 4i - Schedule of Assets (Held at End of Year) as of December 31, 2002 is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

June 19, 2003

JOHNSON & JOHNSON
SAVINGS PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
AS OF DECEMBER 31, 2002 AND 2001

                                                                     2002             2001
ASSETS
   Interest in Master Trusts, at fair value
     Interest in Johnson & Johnson Savings Plan Trust          $ 3,785,110,898   $ 4,013,085,427
     Interest in Johnson & Johnson Pension Trust Fund              377,035,603       357,593,390
   Participant loans                                                49,655,577        33,808,844
   Due from Johnson & Johnson                                        2,806,871         3,444,631
                                                               ---------------   ---------------

       Total assets                                              4,214,608,949     4,407,932,292

LIABILITIES
   Accrued interest                                                  1,853,125         2,489,642
   Current portion of long-term note payable to Johnson &
     Johnson                                                         8,548,156         8,082,746
   Long-term note payable to Johnson & Johnson                      14,983,593        23,531,749
                                                               ---------------   ---------------

       Total liabilities                                            25,384,874        34,104,137
                                                               ---------------   ---------------

         Net assets available for benefits                     $ 4,189,224,075   $ 4,373,828,155
                                                               ===============   ===============

                       See Notes to Financial Statements.

JOHNSON & JOHNSON
SAVINGS PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEAR ENDED DECEMBER 31, 2002

ADDITIONS
   Additions to net assets attributed to
      Investment income
         Interest                                              $    51,877,264
         Dividends                                                  42,064,343

      Contributions
         Employee contributions                                    298,026,518
         Employer contributions                                     71,442,620

      Asset transfers                                               35,107,929
                                                               ---------------

            Total additions                                        498,518,674
                                                               ---------------

DEDUCTIONS
   Deductions from net assets attributed to
      Net depreciation in fair value of investments                506,220,052
      Benefits paid to participants                                165,178,543
      Interest expense                                               2,208,788
      Administrative expenses                                        8,057,552
      Employee Stock Ownership Plan transfers                        1,457,819
                                                               ---------------

            Total deductions                                       683,122,754
                                                               ---------------

              Net decrease                                        (184,604,080)
                                                               ---------------

NET ASSETS AVAILABLE FOR BENEFITS
   Beginning of year                                             4,373,828,155
                                                               ---------------

   End of year                                                 $ 4,189,224,075
                                                               ===============

                       See Notes to Financial Statements.

JOHNSON & JOHNSON
SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

1.       DESCRIPTION OF THE PLAN

         GENERAL

         The Johnson & Johnson Savings Plan (the "Plan") is a participant directed defined contribution plan which was established on June 1, 1982 for eligible salaried and non-union hourly employees of Johnson & Johnson ("J&J" or the "Company") and certain domestic subsidiaries. The Plan was designed to enhance the existing retirement program of eligible employees. The funding of the Plan is made through employee and Company contributions. The assets of the Plan are maintained in two Master Trust accounts, the Johnson & Johnson Savings Plan Trust ("Savings Plan Trust") and the Johnson & Johnson Pension Trust Fund ("Pension Trust Fund"), and transactions therein are executed by the trustee, State Street Trust Company ("State Street"). The Plan's interests in the Savings Plan Trust and the Pension Trust Fund are allocated to the Plan based upon the total of each participant's share in these Master Trust accounts.

         EMPLOYEE STOCK OWNERSHIP PLAN

         Effective January 1, 1991, the Company implemented a Leveraged Employee Stock Ownership Plan ("ESOP") to supplement its existing 401(k) plan. The ESOP is a leveraged employee stock ownership plan and is designed to comply with Section 4975(e)(7) and the regulations thereunder of the Internal Revenue Code of 1986, as amended, and is subject to the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended. The ESOP is used to fund an additional 25% match of employee contributions (referred to herein as the "ESOP contribution"). Additionally, the Company may elect to fund the employer 50% match of employee directed contributions with ESOP leveraged shares.

         Initial funding for the ESOP was made through an advance from J&J of $100 million, which was used to purchase 1,554,800 shares of J&J common stock on the open market (which equates to 12,438,400 shares when adjusted for subsequent stock splits). Of these shares, 1,217,133 and 1,985,939 (adjusted for stock splits) remain unallocated as of December 31, 2002 and 2001, respectively. As of December 31, 2002 and 2001, the net assets of the unallocated portion are $46,586,500 and $99,705,191, respectively, while the net assets of the allocated portion are $450,949,249 and $469,503,721, respectively. Shares are allocated to Plan participants under a formula set forth in the ESOP note agreement (see Note 8) relating to the advance from J&J.

         Each participant is entitled to exercise voting rights attributable to the shares allocated to his or her account. The Company is entitled to exercise voting rights attributable to unallocated shares.

         CONTRIBUTIONS

         In general, full-time salaried employees and certain non-union hourly, part-time and temporary employees can contribute to the Plan, as there is no service requirement for employee contributions.

JOHNSON & JOHNSON
SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

         Contributions are made to the Plan by participants through payroll deductions and by the Company on behalf of the participants. Participating employees may contribute a minimum of 3% up to a maximum of 35% of eligible pay, as defined by the Plan, beginning January 1, 2002. Previously, the maximum contribution was 20% of eligible pay. Contributions can be pre-tax, post-tax or a combination of both. Pre-tax contributions may not exceed the smaller of (i) 35% of a participant's base salary for 2002 or 20% for 2001 or (ii) $11,000 for 2002 or $10,500 for 2001. The maximum contributions to a participant's account, including participant pre-tax and post-tax contributions and the employer match is $40,000 for 2002 and $35,000 for 2001.

         Effective July 1, 2002, participants age 50 and over are eligible to contribute extra pre-tax contributions above the annual IRS limitations up to $1,000 in 2002. Participants can elect an amount to be contributed from each paycheck as their catch-up contribution. This amount will be in addition to the pre-tax and post-tax contribution percentages that participants have elected.

         After one year of service, participants receive an employer matching contribution equal to 75% of the first 6%, of a participants' contributions. The Company match is composed of cash (50%) and shares of Johnson & Johnson common stock (25%), defined as the ESOP contribution.

         All contributions, with the exception of the ESOP contribution, are invested in any of the nine investment funds as selected by the participating employees. Beginning in April of 2002, participants have the option to elect that the Company stock matching contribution be made as a cash contribution thus being diversified from ESOP into any of the other investment funds chosen by the participant. ESOP shares are released from the unallocated portion of the ESOP each February following the payment of the loan (see Note 8), in accordance with the ESOP Trust Agreement. Shares released, in accordance with the ESOP note agreement, may be more or less than shares earned by participants.

         INVESTMENTS

         Participants may invest in one or more of the nine investment funds offered by the Plan. The investment mix chosen by the participant will apply to employee and Company matching contributions. Rollover contributions are invested at the election of the participant.

         Beginning in 2002, participants may transfer all or a portion of their accumulated Company stock contribution into the Plan's other investment funds.

         In the third quarter of 1998, Johnson & Johnson incorporated a "dividend pass-through" feature into the Plan. Up through 2001, the pass-through was distributed to each participant via check. Effective January 1, 2002, dividends are automatically reinvested in the J&J Stock Fund unless specific elections are made to receive payment via check. For participants who had their dividends reinvested in the J&J Stock Fund, they had an opportunity in early 2002 to receive those 2001 dividends in cash. The eligibility to receive a dividend pass-through is contingent on the ownership of shares in the Johnson & Johnson Stock Fund, which does not include shares owned in the Employee Stock Ownership Plan Trust Fund. The 2002 dividend pass-through amount paid to participants of $1,568,022 is reflected as benefits paid to participants in the Statement of Changes in Net Assets Available for Benefits.

         All other dividend and interest income is reinvested, by the Trustee.

JOHNSON & JOHNSON
SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

         VESTING

         A participant's interest in their account, including participant contributions, Company contributions and earnings thereon, will be at all times fully vested. As a result, there are no forfeitures under the Plan.

         PAYMENT OF BENEFITS

         Benefits are paid to participants upon termination of employment, long-term disability or retirement. Participants can elect to defer payment until age 70 1/2 if account balances are greater than $5,000. Distributions are paid either in a lump sum payment, or installment payments made on a monthly, quarterly, or annual basis. Installment payments are made over a period of years selected by the participant.

         A participant's account may be distributed to their beneficiaries in lump sum, in installments, or maintained in the Trust upon the participant's death only if the beneficiary is a spouse. Otherwise, it is paid to the beneficiary in a lump sum.

         Participants are allowed to withdraw their post-tax contributions and earnings thereon, at any time. Participants may withdraw pre-tax contributions only upon meeting certain hardship conditions. The benefits to which participants are entitled is the amount provided by contributions (Company and participant) and investment earnings thereon, including net realized and unrealized gains and losses which have been allocated to the participant's account balance. Participants have the option of receiving all or part of their balance in the Johnson & Johnson Common Stock Fund as either cash or in shares of Johnson & Johnson common stock (plus cash for fractional shares) for distributions other than a hardship.

         ADMINISTRATIVE EXPENSES

         All third party administrative expenses are paid by the Plan, except the cost of entering into new investment vehicles which are primarily paid by the Company.

         PARTICIPANT LOANS

         Participants may borrow up to a maximum of 50% of their account balance. The minimum loan amount is $1,000 and the maximum amount of outstanding loans cannot exceed $50,000. Loans bear an interest rate of prime plus 1%, are repayable within one to five years and are secured by the balance in the participant's account. Principal and interest is paid ratably through payroll deductions for active employees. Loans must be paid within two months following retirement or termination of employment with the Company. If the loan is not repaid in full, the unpaid balance, plus accrued interest, will be deducted from the participant's account balance and reported to the IRS as a distribution.

         TERMINATION

         Although it has not expressed an intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of a partial or full Plan termination, all Plan funds must be used exclusively for the benefit of the Plan participants.

JOHNSON & JOHNSON
SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF ACCOUNTING

         The financial statements of the Plan are prepared under the accrual method of accounting in accordance with generally accepted accounting principles in the United States of America.

         INVESTMENT VALUATION AND INCOME RECOGNITION

         The Plan's interest in the Savings and Pension Master Trusts are stated at fair value. Generally, they represent securities traded on a national securities exchange, which are valued at the last reported sales price on the last business day of the year. Benefit responsive guaranteed and synthetic investment contracts are recorded at contract value, which approximates fair value (Note 5).

         As the investment funds contain various underlying assets such as stock and short-term investments, the participant's fund balance is reported in units of participation, which allows for immediate transfers in and out of the fund. The purchase or redemption price of the units is determined by the trustee, based on the current market value of the underlying assets of the funds. The fund's net asset value is the value of a single unit, which is computed by adding the value of the fund's investments, cash and other assets, and subtracting liabilities, then dividing the result by the number of units outstanding.

         Purchases and sales of securities are recorded on a trade-date basis. Gains and losses on the sale of investment securities are determined on the average cost method. Dividend income is recorded on the ex-dividend date. Interest income is recorded as earned on an accrual basis.

         NET APPRECIATION (DEPRECIATION)

         The Plan presents in the Statement of Changes in Net Assets Available for Benefits the net appreciation (depreciation) in the fair value of investments, which consists of unrealized appreciation (depreciation) of the underlying investments and realized gains and losses on sales of investments.

         PAYMENT OF BENEFITS

         Benefits are recorded when paid.

         USE OF ESTIMATES

         The preparation of the Plan's financial statements in conformity with generally accepted accounting principles requires the plan administrator to make estimates and assumptions that affect the reported amounts of net assets available for benefits at the date of the financial statements and the changes in net assets available for benefits during the reporting period and when applicable disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

JOHNSON & JOHNSON
SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

         RISK AND UNCERTAINTIES

         The Plan provides for various investment options in funds, which can invest in a combination of equity, fixed income securities and other investments. Investments are exposed to various risks, such as interest rate, market and credit. Due to the level of risk associated with certain investments, it is at least reasonably possible that changes in risks in the near term would materially affect participant's account balances and the amounts reported in the Statement of Net Assets Available for Benefits and the Statement of Changes in Net Assets Available for Benefits.

3.       INVESTMENTS

         The following investments in both the Savings Plan Trust and Pension Trust Fund represent 5% or more of the Plan's net assets.

                                                                         AS OF DECEMBER 31,
                                                                      2002              2001
Johnson & Johnson Stock Fund                                   $ 1,568,857,008   $ 1,663,605,667
Diversified Equity Fund                                            689,385,756       974,855,347
Fixed Interest Fund                                                883,842,038       685,666,437
Employee Stock Ownership Plan Trust Fund*                          497,535,749       569,208,912
Balanced Fund                                                      226,840,071       238,508,436

*Non-participant directed

         During 2002 the Plan's investments, including gains and losses on investments bought and sold as well as held during the year, (depreciated)/appreciated in value as follows:

Equities                                                       $  (273,943,018)
Bonds                                                                2,905,849
Common stock                                                      (200,815,102)
Other                                                              (34,367,781)
                                                               ---------------

   Net depreciation                                            $  (506,220,052)
                                                               ===============

JOHNSON & JOHNSON
SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

4.       NON-PARTICIPANT DIRECTED INVESTMENTS

         Beginning in 2002, the ESOP includes participant directed and non-participant directed investments. In 2001, the ESOP was fully non-participant directed. Information about the ESOP's net assets and the significant components of the changes in net assets related to this fund is as follows:

                                                                       AS OF DECEMBER 31,
                                                                     2002             2001
Net assets
  J&J common stock                                             $   497,535,749   $   569,208,912
                                                               ===============   ===============

                                                                   FOR THE
                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                                    2002
Changes in net assets
   Contributions                                               $     2,806,871
   Investment income                                                 7,854,163
   Net depreciation in fair value                                  (57,266,110)
   Benefits paid to participants                                   (12,939,408)
   Transfers to participant-directed investments                    (9,919,891)
   Interest expense                                                 (2,208,788)
                                                               ---------------

                                                               $   (71,673,163)
                                                               ===============

5.       GUARANTEED AND SYNTHETIC INVESTMENT CONTRACTS

         Investments in guaranteed and synthetic investment contracts in the Fixed Interest Fund of the Savings Plan Trust are recorded at their contract values. This represents cost plus accrued interest of guaranteed investment contracts and fair value of the collateral plus the benefit responsive wrap value for synthetics, as the contracts are fully benefit-responsive. Participants may ordinarily direct the withdrawal or transfer of all or a portion of their investment at contract value. There are currently no reserves against contract values for credit risk of the contract issuers or otherwise.

         The average yield of the Fixed Interest Fund was approximately 5.71% and 6.67% for 2002 and 2001, respectively. The crediting interest rate was approximately 5.80% for 2002 and 6.75% for 2001. The crediting interest rate of the Fixed Interest Fund is the annual return of the fund before plan expenses, while the average yield includes administrative expenses. The crediting interest rate for the investment contracts is either agreed to in advance with the issuer or varies based on an agreed to formula, but cannot be less than zero. The fair value of guaranteed and synthetic investment contracts at December 31, 2002 and 2001 was $872,124,535 and $634,444,020, respectively in the aggregate.

JOHNSON & JOHNSON
SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

6.       INVESTMENTS IN SAVINGS PLAN TRUST AND PENSION TRUST FUNDS

         As of December 31, 2002 and 2001 the investments in the U.S. Government Securities, Fixed Interest, J&J Stock, Diversified Equity, Small Cap, Russell 3000 and ESOP Funds are included in the Savings Plan Trust. The Plan holds approximately 99.08% and 99.05% of the Trust's net assets as of December 31, 2002 and 2001, respectively.

         The Trust's net assets, income, and expenses are allocated to the Plan based on the total of each participant's share in the Trust. The following table represents the value of investments for the Savings Plan Trust:

                                                                        AS OF DECEMBER 31,
                                                                      2002              2001
Investments at fair value
   Cash                                                        $    46,899,619   $    89,783,856
   U.S. Government Securities                                       50,232,862        38,561,815
   Corporate debt                                                    7,109,175         5,133,792
   Common stocks                                                 2,673,806,548     3,159,612,972
   Other equities                                                  166,832,677       123,312,530
Investments at contract value
   Deposits in group annuity contracts & synthetics                872,124,535       634,444,020
                                                               ---------------   ---------------

      Total Master Trust investments                             3,817,005,416     4,050,848,985

Receivables                                                          5,456,869         6,490,611
Liabilities                                                         (2,143,681)       (5,889,435)
                                                               ---------------   ---------------

      Net assets held in Master Trust, at fair value           $ 3,820,318,604   $ 4,051,450,161
                                                               ===============   ===============

JOHNSON & JOHNSON
SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

         The net investment (loss)/income of the Savings Plan Trust was composed of the following:

                                                                   FOR THE
                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                                    2002
Net (depreciation)/appreciation in fair value of investments
   Corporate debt                                              $     2,232,658
   Common stocks                                                  (422,549,595)
   Other equities                                                  (44,061,108)
                                                               ---------------

                                                                  (464,378,045)
                                                               ---------------

Interest                                                            46,386,220
Dividends                                                           39,673,934
                                                               ---------------

   Net investment loss                                         $  (378,317,891)
                                                               ===============

         As of December 31, 2002 and 2001, the investments in the Intermediate Bond, Balanced, and International Equity Funds are included in the Pension Trust Fund. The Plan holds approximately 10.2% and 11.0% of the Fund's net assets as of December 31, 2002 and 2001, respectively.

         The Trust's net assets, income and expenses are allocated to the Plan based on the total of each participant's share in the Trust. The following table represents the total value of investments for the Pension Trust Fund:

                                                                        AS OF DECEMBER 31,
                                                                      2002              2001
Investments at fair value
   Cash                                                        $   538,889,775   $    86,884,137
   U.S. Government securities                                      357,318,806       381,983,148
   Corporate debt                                                  307,506,360       298,014,173
   Preferred stocks                                                 10,450,249         9,110,893
   Common stocks                                                 1,477,495,733     1,761,878,459
   Equities and other                                            1,128,435,886       746,220,730
                                                               ---------------   ---------------

                                                                 3,820,096,809     3,284,091,540

Receivables                                                        138,929,799       100,699,522
Liabilities                                                       (246,197,215)     (137,287,399)
                                                               ---------------   ---------------

   Net assets held in Master Trust, at fair value              $ 3,712,829,393   $ 3,247,503,663
                                                               ===============   ===============

JOHNSON & JOHNSON
SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

         The net investment (loss)/income of the Pension Trust Fund was composed of the following:

                                                                   FOR THE
                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                                     2002
Net (depreciation)/appreciation in fair value of investments
   Cash                                                        $       139,163
   U.S. Government securities                                        5,308,002
   Corporate debt                                                    8,276,403
   Preferred stocks                                                    707,736
   Common stocks                                                  (295,773,793)
   Equities and other                                             (160,652,995)
                                                               ---------------

                                                                  (441,995,484)
                                                               ---------------

Interest                                                            28,394,721
Dividends                                                           26,027,531
                                                               ---------------

   Net investment loss                                         $  (387,573,232)
                                                               ===============

7.       TAX STATUS

         The Internal Revenue Service has determined and informed the Company by a letter dated December 23, 2002, that the Plan, the Savings Plan Trust, and the Pension Trust Fund are designed in accordance with applicable sections of the Internal Revenue Code (IRC). Although the Plan has been amended since receiving the determination letter, the Plan administrator believes that the Plan is designed and is currently being operated in compliance with applicable requirements of the IRC.

8.       INDEBTEDNESS AND RELATED PARTY TRANSACTIONS

         In connection with the formation of the Plan's ESOP feature, the Plan borrowed $100 million from Johnson & Johnson for the purpose of purchasing J&J common stock. The note bears interest at 9% and is payable through February 15, 2005. The Company is obligated to make contributions in cash to the ESOP which, when aggregated with the ESOP's dividends and interest earnings, equal the amount necessary to enable the ESOP to make its regularly scheduled payments of principal and interest due on the term loan.

JOHNSON & JOHNSON
SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

         Aggregate principal maturities for the next three years are as follows:

2003              $  8,548,156
2004                 9,064,538
2005                 5,919,055
                  ------------

                  $ 23,531,749
                  ============

         In the event of Plan termination or of termination of the ESOP portion of the Plan, any unallocated shares shall be sold to the Company or on the open market. The proceeds of such sale shall be used to satisfy the outstanding principal and interest. The Company has no rights on the allocated ESOP shares.

9.       ASSETS TRANSFERS

         In February 2002, the assets of the Innovasive Devices 401(k) Plan and the DePuy Cash Accumulation Plan were transferred into the Plan. In July 2002, the assets of the Atrionix 401(k) Plan were transferred into the Plan. Assets from the Integ, Inc. 401(k) Profit Sharing Plan were transferred into the Plan in October 2002 and the assets of the LNX, Inc. 401(k) Plan were transferred into the Plan in December 2002. In October 2001, the assets of the Centocor Qualified Savings and Retirement Plan were transferred into the Plan. In December 2001, the assets of the Horizon Health Services Employee Savings and Retirement Plan and Indigo Medical, Incorporated 401(k) Plan were transferred into the Plan.

10.      RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

         The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500:

                                                                          DECEMBER 31,
                                                                     2002              2001
Net assets available for benefits per the financial
  statements                                                   $ 4,189,224,075   $  4,373,828,155
Amounts allocated to withdrawing participants                         (503,822)                 -
                                                               ---------------   ----------------

Net assets available for benefits per the Form 5500            $ 4,188,720,253   $  4,373,828,155
                                                               ===============   ================

JOHNSON & JOHNSON
SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                                     2002
Benefits paid to participants per the financial statements     $   165,178,543

Add: Amounts allocated to withdrawing participants at
  December 31, 2002                                                    503,822

Less: Amounts allocated to withdrawing participants at
  December 31, 2001                                                          -
                                                               ---------------

Benefits paid to participants per the Form 5500                $   165,682,365
                                                               ===============

         Amounts allocated to the withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, 2002 and 2001 but not yet paid as of that date.

JOHNSON & JOHNSON
SAVINGS PLAN

SCHEDULE H, LINE 4I - SCHEDULE OF ASSETS (HELD AT END OF YEAR)
AS OF DECEMBER 31, 2002

                                                            DESCRIPTION OF INVESTMENT
                                                             INCLUDING MATURITY DATE,
IDENTITY OF ISSUE, BORROWER, LESSOR,                       RATE OF INTEREST, COLLATERAL,                    CURRENT
         OR SIMILAR PARTY                                      PAR OR MATURITY VALUE          COST           VALUE
Interest in Johnson & Johnson Savings Plan Trust                                             $   -      $ 3,785,110,898
Interest in Johnson & Johnson Pension Trust Fund                                                 -          377,035,603
*Participant loans                                                                               -           49,655,577

* Represents parties-in-interest transactions.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-40294) of Johnson & Johnson of our report dated June 19, 2003 relating to the financial statements and financial statement schedule of the Johnson & Johnson Savings Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP
Florham Park, New Jersey
June 24, 2003

                       CERTIFICATION OF PLAN ADMINISTRATOR
                    PURSUANT TO SECTION 906 OF SARBANES-OXLEY

                  Reference is made to the following Savings Plans (the "Plans"), which are administered by the Pension Committee of the Company:

(a)      Johnson & Johnson Savings Plan

(b)      Johnson & Johnson Retirement Savings Plan

(c)      Johnson & Johnson Savings Plan For Union Represented
         Employees

(d)      Alza Corporation Tax Deferral Investment Plan


The undersigned, Robert J. Darretta, the Chairman of the Pension Committee of Johnson & Johnson, a New Jersey corporation (the "Company"), pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certifies that to the best of his knowledge:


         (1) Each of the Annual Reports on Form 11-K for the Plans for the fiscal year ended December 29, 2002 (the "Reports") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

         (2) The information contained in each Report fairly presents, in all material respects, the financial condition and results of operations of the respective Plan.

                                                     /s/ R.  J. Darretta
                                                     ---------------------------
                                                         R. J. Darretta
                                                     Chairman, Pension Committee

Dated: June 26, 2003

This certification accompanies this Report on Form 11-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. A signed original of this certification statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission upon request.